Exhibit 4.5

                          REGISTRATION RIGHTS AGREEMENT



     This Registration Rights Agreement (this "AGREEMENT") is made as of September 13, 2002, between Apollo Gold Corporation (the "COMPANY") and BMO Nesbitt Burns Inc. ("BMO"), acting on behalf of and for the benefit of each of the Holders. Certain capitalized terms used in this Agreement without definition shall have the meanings given them in Section 8 hereof.


                                    PREAMBLE

     A. The Holders are acquiring 4,963,000 special warrants (the "SPECIAL WARRANTS") at the price of Cdn$2.20 per Special Warrant for aggregate gross proceeds of Cdn$10,918,600 pursuant to the Special Warrant Subscription Agreements executed by Canadian purchasers and the Special Warrant Purchase
Agreements executed by United States purchasers (collectively, the "PURCHASE AGREEMENTS"), dated as of the date hereof, between the Company and each of the Holders. Each Special Warrant is exercisable into one common share of the Company (the "COMMON STOCK") for no additional consideration by the Holders at any time on or before 5:00 p.m. (Toronto time) on the earlier of: (i) the fifth business day after a receipt is issued by the last of the securities commissions or similar regulatory authorities in each of the offering jurisdictions in Canada within which Canadian purchasers of Special Warrants are resident for a (final) short form prospectus qualifying the issue of Common Stock to be issued upon the exercise of the Special Warrants; and (ii) the first Business Day following the date which is four months after the Closing Date.

     B. In connection with the purchase and sale of the Special Warrants, the Company and BMO, for the benefit of the Holders, desire to enter into this Agreement in order to set forth the rights of the Holders to register shares of the Company's Common Stock issued or issuable to them and certain other matters as set forth herein.

     NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the Company and BMO, acting on behalf of and for the benefit of the Holders, hereby agree as follows:

     1.   Demand  Registration
          --------------------

          1.1     Notice  of  Registration.  At  any  time during the period (a)
                  ------------------------
     beginning  on  the  date  the  Common  Stock  is  listed  on (i) a National
     Securities Exchange or (ii) Nasdaq, and (b) ending on the second anniversary of the Closing Date, Holders representing at least 30% of the shares of Common Stock underlying the Special Warrants or BMO for and on behalf of the Holders may demand that a registration statement be filed with the Commission within 60 days after the date on which the Company has received such request. Subject to the terms and conditions set forth below in this Section 1 and Section 3, upon the Company's receipt from the requisite Holders or BMO of a written request that the Company effect a registration under the Securities Act with respect to its

     Registrable Securities, the Company will, as expeditiously as possible, notify the Holders and BMO in writing of such request and use its diligent best efforts to effect all such registrations (including, without limitation, the execution of an undertaking to file post-effective amendments and appropriate qualifications and approvals under the laws and regulations of any applicable governmental agencies and authorities, including applicable blue sky or other state securities laws that are applicable to the Company) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the Registrable Securities as are specified in such request, provided, (a) that
                                                              --------
     before filing any such registration statement or any amendments or supplements thereto, the Company will (i) furnish to the Holders of Registrable Securities which are to be included in such registration and BMO copies of all such documents proposed to be filed, which documents will be subject to the review of the Holders and their counsel, and (ii) give the Holders of Registrable Securities to be included in such registration statement, BMO and their representatives the opportunity to conduct a reasonable investigation of the records and business of the Company and to participate in the preparation of any such registration statement or any amendments or supplements thereto; and (b) the Company shall not be obligated to take any action to effect such registration pursuant to this
     Section 1.1 after the Company has effected two such registrations pursuant to this Section 1.1 at the request of the Holders; provided, that such
                                                             --------
     registration has been declared or ordered effective by the Commission and, if the method of distribution is a registered public offering involving an underwritten offering, all such shares registered thereby shall have been sold pursuant thereto.

          1.2     Registration  Statement.  Subject to Section 1.1 above and the
                  -----------------------
     other terms and conditions contained herein, the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practical, but in any event within 60 days after receipt of the request of the Holders or BMO; provided, that if the Company
                                                   --------
     shall furnish to the Holders and BMO a certificate signed by the President of the Company stating that in the good faith judgment and upon the consent of a majority of the Board of Directors it would require the disclosure of material non-public information about the Company, the disclosure of which could be seriously detrimental to the business or financial condition of the Company or to negotiations in which it is engaged for such registration statement to be filed at the date filing would be required under Section
     1.1 and it is therefore desirable to defer the filing of such registration statement, in which case the Company shall have a single additional period of not more than 60 days within which to file such registration statement.

          1.3     Registered  Public Offering Involving an Underwriting.  If the
                  -----------------------------------------------------
     Holders or BMO intend to distribute the Registrable Securities covered by their request under Section 1.1 by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 1.1. In such event, the Holders shall negotiate in good faith with an underwriter or underwriters selected by the Holders or BMO acting on behalf of and for the benefit of the Holders with regard to the underwriting of such requested registration. The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected pursuant to this Section 1.3. Notwithstanding any other provision of this Section 1.3, if the


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     underwriter  determines  that marketing factors require a limitation on the number of shares to be underwritten, the underwriter may (subject to the allocation priority set forth below) limit the number of Registrable Securities to be included in the registration and underwriting. The Company shall so advise BMO and all Holders, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated among all Holders, and any reduction among such Holders shall be pro rata among all such persons and, for purposes of making any such reduction, each Holder which is a partnership, together with the affiliates, partners, employees, retired partners and retired employees of such Holder, the estates and family members of any such partners, employees, retired partners and retired employees and of their spouses, and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "person," and any pro rata reduction with respect to such "person" shall be based upon the aggregate number of Registrable Securities owned by all entities and individuals included as such "person", as defined in this sentence (and the aggregate number so allocated to such "person" shall be allocated among the entities and individuals included in such "person" in such manner as such Holder may reasonably determine). To facilitate the allocation of shares in accordance with the above provisions, the underwriter or underwriters may round the number of shares allocated to the Holders to the nearest one hundred shares. If any Holder of Registrable Securities disapproves of the terms of the underwriting, it may elect to withdraw therefrom by written notice to the Company, the underwriter and the other Holders. In the event of any such withdrawal, the Company will include in any such registration in lieu thereof any additional shares of Registrable Securities which were requested to be included by a Holder and which were excluded pursuant to the above-described underwriter limitation up to the maximum set by such underwriter.

     2.     Expenses  of  Registration.  The  Company  will  bear all reasonable
            --------------------------
expenses incurred in connection with registrations pursuant to Section 1, including without limitation all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for the Company and expenses of any special audits of the Company's financial statements incidental to or required by such registration, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars' fees, but the Company will not pay underwriters' fees, discounts or commissions relating to the Registrable Securities.

     3.     Registration  Procedures.   If  and whenever the Company is required
            ------------------------
by the provisions of Section 1 to use its best efforts to effect the registration of any Registrable Securities under the Securities Act, the Company will, as expeditiously as possible:

          (a) furnish to a single representative of the Holders, who shall initially be BMO or such other person or entity as the Company is instructed by BMO acting on behalf of and for the benefit of a majority of the Holders, or directly by a majority of the Holders in writing (the "REPRESENTATIVE") and to each managing underwriter, if any, a reasonable time in advance of their filing with the Commission any registration statement, amendment or supplement thereto, and any prospectus used in connection therewith, and the Representative shall have the opportunity to object to any information pertaining to it, the Holders and its plan of distribution that is contained therein and the Company will make the corrections reasonably required by such Representative or

     Holder with respect to such information prior to filing any such registration statement or any amendment or supplement thereto, and if requested in writing by the Representative, and furnish a copy of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering;

          (b) prepare and file with the Commission a registration statement (which shall be on a registration statement form which is sufficient to permit the sale or other disposition of any or all shares of Common Stock to be included therein in accordance with the intended method of sale or other distribution stated by the initiating Holders, including a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision) with respect to such securities and use its best efforts to cause such registration statement to become effective as soon as practicable and to remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

          (c) furnish to each seller of Registrable Securities, BMO and to each underwriter, if any such number of copies of the registration statements, each amendment and supplement thereto (and, if requested in writing, all exhibits thereto and documents incorporated by reference therein) and the prospectus included therein (including each preliminary prospectus and prospectus) and any other prospectus filed under Rule 424 promulgated under the Securities Act relating to the Registrable Securities and such other documents as such persons reasonably may request in order to facilitate the public sale or other disposition of the Registrable
     Securities  covered  by  such  registration  statement;

          (d) after the filing of the registration statement, on the day of receipt of knowledge thereof notify each seller of Registrable Securities, BMO and each managing underwriter, if any, of any stop order issued or, to the knowledge of the Company, threatened to be issued by the Commission and promptly take all reasonably necessary actions to prevent the entry of such stop order or to remove it if entered;

          (e) use its commercially reasonable best efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or "blue sky" laws of any state as the sellers of Registrable Securities, or, in the case of an underwritten public offering, the managing underwriter or underwriters reasonably shall request, and use its commercially reasonable best efforts to obtain all appropriate registrations, permits and consents required in connection therewith, and to keep such registrations, qualifications, permits and consents in effect for so long as such registration statement remains in effect and to take any other action which may be reasonably necessary to enable a seller of Registrable Securities to consummate the disposition in such jurisdictions of such securities; provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;


                                      -4-
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          (f)     use  its  commercially  reasonable  best  efforts  to list the
     Registrable Securities covered by such registration statement with (i) any National Securities Exchange or (ii) Nasdaq, as may be the case, on which the Common Stock of the Company is then listed;

          (g) furnish, in a timely fashion, unlegended certificates (to the extent permitted by the securities laws) representing ownership of the Registrable Securities being sold in such denominations as shall be requested by the Representative, the sellers of Registrable Securities or the managing underwriter or underwriters, if any;

          (h) on the day of receipt of knowledge thereof, inform BMO, each seller of Registrable Securities and the managing underwriter or underwriters, if any, (i) of the date on which a registration statement or any post-effective amendment thereto has been filed and when the same has become effective and, if applicable, of the date of filing a Rule 430A prospectus, or (ii) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction and as soon as practicable after receipt of knowledge thereof inform each seller and the managing underwriter or underwriters, if any, of any written comments from the Commission with respect to any filing referred to in clause (i) and of any request by the Commission, any securities exchange, government agency, self-regulatory body or other body having jurisdiction for any amendment of or supplement to any registration statement or preliminary prospectus or prospectus included therein or any offering memorandum or other offering document relating to such offering;

          (i) on the day of receipt of knowledge thereof notify the Representative, BMO and each underwriter under such registration statement, at any time when a prospectus relating thereto is required by law to be delivered in connection with sales by an underwriter or dealer, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and as promptly as practicable make available to each seller of Registrable Securities and to each managing underwriter, if any, any such supplement or amendment. In the event the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective as provided in Section 3(b) hereof by the number of days during the period from and including the date of the giving of such notice to the date when the Company shall make available to such sellers such supplemented or amended prospectus;

          (j) upon written request, make available for inspection by each seller of Registrable Securities, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to


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
     supply information reasonably requested by such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

          (k) enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the sale of such securities, including having one of its senior executives appear at no more than two "roadshow" meetings to be held in New York City;

          (l) provide a transfer agent and registrar, and a CUSIP number, for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement; and

          (m) provide signed counterparts, addressed to BMO, the underwriter or underwriters, if any, and to each Holder, of an opinion of the Company's counsel and a "cold comfort" letter of the Company's independent certified public accountants with respect to the matters customarily covered in such documents delivered to underwriters in underwritten public offerings.

     In connection with each registration hereunder, the sellers of Registrable Securities will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

     In connection with each registration pursuant to Section 1 covering an underwritten public offering, the Company and each Holder agrees to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature.

     For purposes of Section 3(b) hereof, the period of distribution of Registrable Securities in a firm commitment underwritten public offering shall be deemed to extend until the earlier of the sale of all Registrable Securities covered thereby or twelve months after the effective date thereof, and the period of distribution of Registrable Securities in any other registration shall be deemed to extend until the earlier of the sale of all Registrable Securities covered thereby or nine months after the effective date thereof.

     4.   Indemnification.
          ---------------

          4.1     Indemnity  by  the  Company.  If  the  Company  registers  any
                  ---------------------------
     Registrable Securities held by a Holder under the Securities Act pursuant to Section 1, the Company will indemnify and hold harmless BMO, the Holder, and each other person, if any, who controls the Holder, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which BMO, the Holder, the underwriter, if any, or such controlling persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, and will reimburse BMO, the Holder and the underwriter, their respective officers, directors and partners, and each person controlling the Holder and the underwriter, for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by BMO, the Holder or the underwriter specifically for use therein.

          4.2     Indemnity  by  the  Holder.  Each  Holder will, if Registrable
                  --------------------------
     Securities held by or issuable to the Holder are included in the securities as to which such registration is being effected, indemnify and hold harmless the Company, each of its directors, each officer who signs the registration statement, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company and each underwriter within the meaning of the Securities Act, against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document made in writing by the Holder, or any omission (or alleged omission) by the Holder to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such directors, officers, partners, persons or underwriters for any reasonable legal or any other expenses incurred by them in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by the Holder specifically for use therein; provided, that the total amount for
                                             --------
     which the Holder, its officers, directors and partners, and any person controlling the Holder, shall be liable under this Section 4.2 shall not in any event exceed the proceeds (net of underwriting discounts and commissions) received by the Holder from the sale of Registrable Securities sold by the Holder in such registration.

          4.3     Notice  by  the  Indemnified  Party.  Each  party  entitled to
                  -----------------------------------
     indemnification under this Section 4 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claims as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct


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
     the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless such failure resulted in actual detriment to the Indemnifying Party. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom. An Indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding, provided that in no event shall the Indemnifying Party be required to pay the fees and expenses of more than one such separate counsel for all Indemnified Parties. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.

          4.4     Contribution.  If  the  indemnification  provided  for in this
                  ------------
     Section is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relevant fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount that the Holder shall be obligated to contribute pursuant to this Section 4.4 shall be limited to an amount equal to the proceeds to the Holder of the Registrable Securities sold pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which the Holder has otherwise been required to pay in respect of such loss, claim, damage, liability or action or any substantially similar loss, claim, damage, liability or action arising from the sale of such Registrable Securities).

          4.5     Survival  of  Indemnity.  The indemnification and contribution
                  -----------------------
     provided by this Section shall be a continuing right to indemnification and shall survive the registration and sale of any securities by any person entitled to indemnification under this Agreement.

      5.  Holders'  Cooperation.
          ---------------------

          5.1     Information  Regarding  Holders.  Each  Holder  shall promptly
                  -------------------------------
     furnish to the Company such information regarding the Holder and the distribution proposed by the Holder as the Company may request in writing and as shall be required in connection with any registration referred to herein.

          5.2     Obligations  of  the  Holders.  The  Holders  will  not (until
                  -----------------------------
     further notice by the Company) effect sales thereof (or deliver a prospectus to any purchaser) after receipt of telegraphic or written notice from the Company to suspend sales to permit the Company to correct or update a registration statement or prospectus. At the end of the period during which the Company is obligated to keep any registration statement filed under Section 1 current and effective as required by applicable law, the Holders shall discontinue sales of shares pursuant to such registration statement upon receipt of notice from the Company of its intention to remove from registration the shares of Registrable Securities covered by such registration statement that remain unsold, and the Holders shall notify the Company of the number of such shares registered that remain unsold immediately upon receipt of such notice from the Company.

     6.     Rule  144.  With  a  view  to  making  available  to the Holders the
            ---------
benefits of certain rules and regulations of the Commission which may permit the sale of the Restricted Securities to the public without registration, beginning on the date the Common Stock is listed on (i) a National Securities Exchange or
(ii)  Nasdaq,  the  Company  agrees  to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144; and

          (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

     7.     Representations  and  Warranties  of  the  Company.  The  Company
            --------------------------------------------------
represents and warrants to the Holders as follows:

          7.1 The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the articles of incorporation or bylaws of the Company or any provision of any indenture, agreement or other instrument to which it or any of its properties or assets is bound, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

          7.2 This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and moratorium laws and other laws of general application affecting enforcement of creditors' rights generally and (ii) the availability of equitable remedies as such remedies may be limited by equitable principles of general applicability (regardless of whether enforcement is sought in a proceeding in equity or at law).

     8.   Definitions.  As  used  in this Agreement, the following terms shall
          -----------
have  the  following  meanings:

          a. "AFFILIATE" shall have the meaning given to it under Rule 405 of the Securities Act.

          b. "BUSINESS DAY" means a day, other than Saturdays, Sundays and statutory holidays, when the banks conducting business in the City of Toronto are generally open for the transaction of banking business.

          c.   "CDN$"  shall  mean  dollars  in  the  lawful currency of Canada.

          d. "CLOSING DATE" shall mean September 12, 2002 or such other date(s) as may be agreed upon by BMO, Yorkton Securities Inc. and the Company.

          e. "COMMISSION" shall mean the U.S. Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

          f. "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any similar United States statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

          g. "HOLDER" or "HOLDERS" shall mean each of the U.S. Investors or Canadian Subscribers (as defined in the Purchase Agreements) or an individual U.S. Investor or Canadian Subscriber (as defined in the Purchase Agreements), as the case may be, and, if applicable, any other person who holds Restricted Securities.

          h.   "NASDAQ"  shall  mean  The  Nasdaq  Stock  Market,  Inc.

          i. "NATIONAL SECURITIES EXCHANGE" shall mean a securities exchange registered as a national securities exchange under the Exchange Act.

          j. "REGISTER," "REGISTERED" and "REGISTRATION" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement, and compliance with applicable state securities laws of such states in which the Holder notifies the Company of its intention to offer Registrable Securities.

          k. "REGISTRABLE SECURITIES" shall mean any shares of Common Stock issuable or issued upon due exercise of the Special Warrants; provided, however, that Registrable Securities shall only be treated as Registrable

               Securities if and so long as, they have not been (A) sold to or through a broker or dealer or underwriter in a United States public distribution or a United States public securities transaction or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all U.S. transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

          l. "RESTRICTED SECURITIES" shall mean the Special Warrants and any shares of Common Stock issuable upon due exercise of the Special Warrants only to the extent the same have not been sold to the public in the United States. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of under such registration statement, (ii) such securities shall have become eligible for resale pursuant to Rule 144(k) and any restrictive legend on certificates representing such securities shall have been removed, (iii) such securities shall have been otherwise transferred or disposed of, and subsequent transfer or disposition of them shall not require their registration or qualification under the Securities Act or any similar state law then in force or compliance with Rule 144, or (iv) such securities shall have ceased to be outstanding.

          m. "RULE 144" shall mean Rule 144 under the Securities Act or any successor or similar rule as may be enacted by the Commission from time to time.

          n. "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar United States statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

     9.   Miscellaneous.
          -------------

          9.1     Amendments.  This  Agreement  may be amended only by a written
                  ----------
     instrument executed by (a) the Holders or by BMO acting on behalf of and for the benefit of the Holders and (b) the Company.

          9.2     Counterparts.  This Agreement may be executed in any number of
                  ------------
     counterparts, all of which shall constitute a single instrument.

          9.3     Notices.  Any  notice,  demand,  request,  waiver  or  other
                  -------
     communication required or permitted to be given hereunder shall be in writing and shall be deemed to be delivered when received by certified mail, postage prepaid, return receipt requested, when delivered by an expedited delivery service or when sent by facsimile or e-mail after confirmation. All notices shall be directed to the parties at the respective addresses set forth below or to such other address as either party may, from time to time, designate by notice to the other party:

If to the Company:  175 Bloor Street East
                    North Tower, Suite 710
                    Toronto, Ontario M4W 3R8
                    Attn: Chief Financial Officer
                    Tel: (416) 972-0091
                    Fax: (416) 972-0071

With copies to:     Fogler, Rubinoff LLP
                    Suite 4400, P.O. Box 95
                    Royal Trust Tower Toronto-Dominion Centre
                    Toronto, ON M5K 1G8
                    Attn: Avi Greenspoon
                    Tel: (416) 941-8836
                    Fax: (416) 941-8852

If to Investors:    BMO Nesbitt Burns Inc.
                    Investment and Corporate Banking
                    1 First Canadian Place
                    5th Floor, P.O. Box 150
                    Toronto, ON M5X 1H3
                    Attn: Egizio Bianchini
                    Tel: (416) 359-4001
                    Fax: (416) 359-4459

With copies to:     White & Case LLP
                    1155 Avenue of the Americas
                    New York, New York 10036
                    Attn: Kevin Keogh, Esq.
                    Tel: (212) 819-8200
                    Fax: (212) 354-8113

          9.4     Assignability.  This  Agreement  and  all  of  the  provisions
                  -------------
     hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any rights, duties or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties hereto, except that vested rights to receive payment or to initiate legal action with respect to causes of action that have accrued hereunder shall be assignable by devise, descent or operation of law.

          9.5     Severability.  If  any  provision  of  this Agreement shall be
                  ------------
     held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

          9.6     Governing Law; Venue.  (a) This Agreement shall be governed by
                  --------------------
     and construed under the laws of the State of New York without regard to principles of conflict of law. Each of the parties hereby (i) irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement shall be brought exclusively in the Federal or state courts sitting in New York, New York, and any court to which an appeal may be taken in any such litigation, and
     (ii) by execution and delivery of this Agreement, irrevocably submits to and accepts, with respect to any such action or proceeding, for itself and in respect of its properties and assets, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

          (b) Each of the Company and the other parties hereto waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this agreement, any rights or obligations hereunder or the performance of such rights and obligations. Each of the Company and the other parties hereto (i) certifies that no representative, agent or attorney of any party hereto has represented, expressly or otherwise, that such party would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that the parties hereto have been induced to enter into this Agreement by, among other things, the waivers and certifications contained herein.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                  THE COMPANY:

                                  APOLLO GOLD CORPORATION


                                  By: /s/
                                     -------------------------------

                                  Name:
                                  Title:


                                  THE HOLDERS:

                                  By:  BMO NESBITT BURNS INC.


                                  By: /s/
                                     -------------------------------

                                  Name:
                                  Title: